Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

    The undersigned officers, who are the President and Chief Executive Officer and Senior Vice President and Chief Financial Officer of CIRCOR International, Inc. (the “Company”), each hereby certifies to the best of their knowledge, that the Company’s quarterly report on Form 10-Q to which this certification is attached (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Tony Najjar	/s/ Arjun Sharma
Tony Najjar	Arjun Sharma
President and Chief Executive Officer (Principal Executive Officer)	Chief Financial Officer and Senior Vice President Business Development (Principal Financial Officer)

August 11, 2022	August 11, 2022